RESOURCE SHARING AGREEMENT

This Resource Sharing Agreement (the “Agreement”) is made as of August 1, 2015 (the “Effective Date”), by and between: salesforce.com, inc. (together with its Affiliates, “SFDC”), a Delaware corporation, having its principal place of business at 50 Fremont, Suite 300, San Francisco, California 94105; the salesforce.com foundation (the “Foundation”), a California nonprofit public benefit corporation, having its principal place of business at 50 Fremont, Suite 300, San Francisco, California 94105; and salesforce.org (together with its Affiliates, “SFDO”), a California nonprofit public benefit corporation, having its principal place of business at 50 Fremont, Suite 300, San Francisco, California 94105 (each individually, a “Party,” and collectively, the “Parties”). “Affiliate” means any present or future entity controlling, controlled by, or under common control with, a Party.

RECITALS

A.
The Foundation is a non-profit entity, exempt from income tax under Internal Revenue Code §501(c)(3) and corresponding provisions of state law, and as a result of federal tax law, the Foundation is not legally permitted to reimburse certain related Parties for expenses.

B.	SFDO is a non-profit entity that became taxable as of February 1, 2015.

C.
Both SFDC and SFDO desire to provide employees, office space, furniture, equipment, facilities, services and other resources (collectively, the “Resources”) to the Foundation, and SFDC desires to provide Resources to SFDO.

D.
The Parties desire to enter into a contractual relationship regarding the sharing of the Resources within North America, South America, Europe, the Middle East, Africa and countries located in or that border the Caribbean Sea (the “Regions”).

NOW, THEREFORE, the Parties agree as follows:

1.
Resources. SFDC and SFDO may provide Resources in the Regions to the Foundation, and SFDC may provide Resources in the Regions to SFDO, as mutually agreed from time to time. Unless otherwise agreed by the Parties in writing, all Resources provided by SFDC or SFDO to the Foundation will be at no cost to the Foundation, and Resources provided by SFDC to SFDO will be at no cost to SFDO. For clarity, and without limiting the foregoing:

(a)
Employees. To the extent feasible, each Party will hire, compensate, supervise, discipline, and discharge its own full-time and part-time employees, who will be under the sole control and ultimate supervision of its own board of directors. Unless otherwise agreed by the Parties (including with respect to certain retirement plans to which each Parties’ employees may participate), each Party will be solely responsible for: (i) compensating and providing benefits to its own full-time and part-time employees, (ii) withholding and paying all amounts required for any employer or employee tax or contribution, including local, state, and federal income tax, unemployment insurance, and disability insurance; and (iii) compliance with all applicable employments laws and regulations. Part-time employees of any Party may also be part-time employees of another Party. Full-time and part-time employees of SFDC may, from time to time, perform services for SFDO and the Foundation. Services provided by SFDC employees to SFDO or the Foundation will be at no cost to SFDO or the Foundation.

(b)
Office Space and Equipment. SFDC owns or leases office space in the Regions (including office space located at 50 Fremont, San Francisco, CA 94105, the “Premises”), portions of which SFDC has assigned, and will continue to assign, to SFDO and the Foundation for their direct use. The Foundation and SFDO also make use of, and will continue to make use of, a proportionate share of common space within the Premises. Permitted use of the Premises by SFDO and the Foundation also includes, and will continue to include, use of: (i) office furniture and equipment located at the Premises (including, for example, chairs, desks, phones, printers, fax machines, and copiers); (ii) office supplies (including, for example, paper, pens, and binders); (iii) incidental mailing and printing; and (iv) kitchen supplies, including food and drinks. Permitted use of the Premises will be at no cost to SFDO or the Foundation, and SFDC will be solely responsible for all costs associated with use of the Premises by SFDO and the Foundation, including utilities, insurance and similar overhead costs.

(c)
Networking and Information Technology. SFDC allows, and will continue to allow, SFDO and the Foundation to use certain network and telecommunication equipment and facilities owned or licensed by SFDC, including servers, bandwidth, ISP, and data center and hosting services. Use of such networking and information technology equipment and facilities will be at no cost to SFDO or the Foundation.

(d)
Hardware. SFDC allows, and will continue to allow, SFDO and the Foundation to use certain hardware licensed to, or purchased by, SFDC (including, for example, laptop computers and mobile devices), subject to any applicable license terms between SFDC and applicable third parties. Use of such hardware will be at no cost to SFDO or the Foundation.

(e)
Software. SFDC allows, and will continue to allow, SFDO and the Foundation to use certain productivity software licensed to, or purchased by, SFDC (including, for example, email and file-sharing software applications), subject to any applicable license terms between SFDC and applicable third parties. Use of such third party productivity software will be at no cost to SFDO or the Foundation.

(f)
Internal Business Applications. SFDC allows, and will continue to allow, SFDO and the Foundation to use certain SFDC-owned internal business applications (including Org62). Use of such internal business applications will be at no cost to SFDO or the Foundation. Notwithstanding the foregoing, SFDO and the Foundation will each be responsible for implementing and maintaining their own billing and collection systems.

2.
Valuation. From time to time, the Parties may calculate the allocable share of expenses related to SFDO and the Foundation’s use of the Resources described in Section 1 (Resources) of this Agreement. For example, the Parties may calculate the expenses related to SFDO and the Foundation’s use of the Premises by considering the number of SFDO and/or Foundation personnel using the Premises versus the total number of SFDC, SFDO, and Foundation personnel using the Premises. The calculations to be performed under this paragraph are for the Parties’ valuation purposes only, and the Resources will be at no cost to SFDO or the Foundation.

3.	Confidentiality.
(a)Definition of Confidential Information. As used herein, "Confidential Information" means all confidential information of a Party hereunder ("Disclosing Party") to which another Party hereunder (a "Receiving Party") may have access through the sharing of Resources contemplated hereunder, whether such information is in oral, written or electronic form. Confidential Information will include, without limitation, information and data concerning or being held for a Party’s customers or employees (“Customer and Employee Data”). However, Confidential Information (other than Customer and Employee Data) will not include any information that (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party, (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party, (iii) is received from a third party without breach of any obligation owed to the Disclosing Party, or (iv) was independently developed by the Receiving Party.
(b)Protection of Confidential Information. Except as otherwise permitted in writing by the Disclosing Party, (i) the Receiving Party will use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but in no event less than reasonable care) not to disclose or use any

Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement, and (ii) the Receiving Party will limit access to Confidential Information of the Disclosing Party to those of its employees, contractors and agents who need such access for purposes consistent with this Agreement and who have signed confidentiality agreements with the Receiving Party containing protections no less stringent than those herein.
(c)Protection of Customer and Employee Data. Without limiting the above, each Party will maintain appropriate administrative, physical, and technical safeguards for the protection, security, confidentiality and integrity of Customer and Employee Data.
(d)Compelled Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party if it is compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party's cost, if the Disclosing Party wishes to contest the disclosure. If the Receiving Party is compelled by law to disclose the Disclosing Party’s Confidential Information as part of a civil proceeding to which the Disclosing Party is a Party, and the Disclosing Party is not contesting the disclosure, the Disclosing Party will reimburse the Receiving Party for its reasonable cost of compiling and providing secure access to such Confidential Information. Notwithstanding the foregoing, the Parties acknowledge and agree that the terms and conditions of this Agreement may be filed publicly, as required by law or regulation, without further consent of the Parties.

4.	Term and Termination. This Agreement will begin on the Effective Date and continue in effect until terminated by a Party upon one hundred eighty (180) days’ written notice.

5.	General.

(a)Governing Law. This Agreement will be governed by the internal laws of the State of California.
(b)Waiver. No failure or delay by either Party in exercising any right under this Agreement will constitute a waiver of that right.
(c)Entire Agreement. This Agreement represents the entire agreement of the Parties with respect to its subject matter and supersedes any prior or contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter, including the Resource Sharing Agreement, dated January 29, 2009, between the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Resource Sharing Agreement as of the Effective Date.

SALESFORCE.COM, INC.

By: /s/ Mark J. Hawkins

Name: Mark J. Hawkins

Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

SALESFORCE.COM/FOUNDATION

By: /s/ Shanti Ariker

Name: Shanti Ariker

Title: VP, Global General Counsel

SALESFORCE.ORG

By: /s/ Shanti Ariker

Name: Shanti Ariker

Title: VP, Global General Counsel